SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


               DATE OF EARLIEST REPORTED EVENT - MARCH 31, 1999



                                 TELEMETRIX INC.
             (Exact name of Registrant as specified in its charter)




        Delaware                    0-14724                  59-3453156
(State or other jurisdiction of   (Commission               (IRS Employer
incorporation or organization)   File Number)          Identification Number)

                              1612 N.Osceola Avenue
                            Clearwater, Florida 33755
              (Address of Registrant's principal executive offices)

                                 727-443-3434

             (Registrant's telephone number, including area code)

                                 727-443-5240

             (Registrant's facsimile number, including area code)

                                Arnox Corporation
        (Former name or former address, if changed since last report)

Item 4.
CHANGES IN THE REGISTRANT'S CERTIFYING ACCOUNTANT.


The following information is provided in response to the comments of the SEC Staff Accountant in letter dated May 2, 1999 and the numbers correspond to such comments:

1. With respect to Item 304(a)(1)(i) of Regulation S-K, the former accountant for the Registrant was dismissed effective as of May 12, 1999.
2. With respect to Item 304(a)(1)(ii) of Regulation S-K, the principal accountant's report on the financial statements for Registrant for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was such report for either of the past two years qualified or modified as to uncertainty, audit scope, or accounting principles.
3. With respect to Item 304(a)(1)(iii), the decision to change accountants was recommended and approved by the Registrant's board of directors. As a result of Registrant's recent business combination, the new board of directors deemed it in the best interests of Registrant to retain an accountant with whom the new board of directors has an existing working relationship and who is familiar with the business of the Registrant's wholly owned subsidiaries acquired in the recent business combination.
4. The Registrant's continuing accountant is BDO Seidman, LLP, whose address is 303 E. 17th Avenue, Suite 600, Denver, Colorado 80203.
5. With respect to Item 304(a)(3), a letter from the former accountant is referenced in Item 7(c)(2.2) herein and is attached as Exhibit 16 hereto.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS
(c)   Exhibits.

(2.1) NO CHANGE.
(2.2) Letter from former account indicating agreement with statements made by Registrant in response to Item 304(a) of Regulation S-K (as such letter is required by Item 304(a)(3) of Regulation S-K).

                                      Want & Ender
                                       CPA. P.C.

                             Certified Public Accountants

         Martin Ender CPA
         Stanley Z. Want CPA CFP



         Securities and Exchange Commission
         450 5th Street, N.W.
         Washington, D.C. 20549

         Dear Sir:

         We have read and agree with the comments in Item 4 of Form 8-K of Telemetrix Inc. (f/k/a Arnox Corporation, dated March 31, 1999.


         -----------/s/----------
         Want & Ender C.P.A, P.C.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TELEMETRIX INC., a Delaware corporation
(formerly known as Arnox Corporation)
May 17, 1999

By:             /s/
Sally A. Fonner, Chief Executive Officer